EXHIBIT 3.1

BY-LAWS

(as amended and restated August 27, 2008)

of

Nobel Learning Communities, Inc.

(a Delaware corporation)

ARTICLE 1

MEETING OF STOCKHOLDERS

Section 1.01. Place, Date and Time of Meeting. Meetings of the stockholders of Nobel Learning Communities, Inc. (the “Corporation”) shall be held at such place, date and time as may be fixed by the Board of Directors of the Corporation (the “Board of Directors”). If no place is so fixed, they shall be held at the office of the Corporation in West Chester, Pennsylvania.

Section 1.02. Annual Meeting. The annual meeting of stockholders, for the election of directors and the transaction of any other proper business which may be brought before the meeting, shall, unless the Board of Directors shall determine otherwise, be held at 10:00 AM on the third Thursday of November of each year, if not a legal holiday under the laws of the State of Delaware and, if a legal holiday, then on the next secular day following.

Section 1.03. Special Meetings. Special Meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of the holders of a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Any such request shall state the purpose or purposes of the proposed meeting.

Section 1.04. Organization. At every meeting of the stockholders, the President, or in his absence, a Vice President, or in the absence of the President and all the Vice Presidents, a chairman chosen by the stockholders, shall act as chairman; and the Secretary, or in his absence, a person appointed by the chairman, shall act as Secretary.

Section 1.05. Quorum; Voting. Except as otherwise specified herein or in the Certificate of Incorporation or provided by law, (a) a quorum shall consist of the holders of a majority of the stock issued and outstanding and entitled to vote, and (b) when a quorum is present, all matters shall be decided by the vote of the holders of a majority of the stock having power present in person or by proxy.

In each election of directors, the candidate receiving the highest number of votes, up to the number of directors to be elected in such election, shall be elected.

Section 1.06. Advance Notice of Stockholder Proposals. At any annual or special meeting of stockholders, proposals by stockholders shall be considered only if (a) the Chairman of the Board of Directors, or such other person as appointed by the Chairman of the Board of Directors, in the sole discretion of the Chairman of the Board of Directors, determines that the proposal is a proper matter for stockholder consideration and was properly brought before the meeting, and (b) prior notice thereof has been timely given as provided herein.

In order for any proposal by a stockholder (other than a nomination for election to the Board of Directors) to be eligible for consideration at any meeting of the stockholders, whether or not the proposal is to be included in the Corporation’s proxy statement, it must comply with this Section 1.06. Notice of any proposal to be presented by any stockholder at an annual meeting of stockholders shall be delivered in writing to the Secretary of the Corporation not later than the last day of the fiscal year prior to the annual meeting of stockholders at which such proposal is to be presented; provided, however, that if the date of an annual meeting is after September 30 of any year, such notice will not be required to be delivered more than one-hundred twenty (120) days in advance of such annual meeting. Notice of any proposal to be presented by any stockholder at any special meeting of stockholders shall be delivered in writing to the Secretary of the Corporation not less than sixty (60) days prior to the date of such special meeting; provided, however, that if the date of such special meeting is first publicly announced or disclosed (in a public filing or otherwise) less than seventy (70) days prior to the date of such special meeting, such prior notice shall be given not more than ten (10) days after such date is first so announced or disclosed. Notice of any such proposal to be presented at any stockholders meeting shall include: the text of the proposal to be presented; a brief written statement of the reasons for such stockholder’s support of the proposal; the name and address of record of the proposing stockholder; the number and class of all shares of each class of stock of the Corporation beneficially owned by such stockholder as well as any other ownership interests held by such stockholder, including derivatives, hedged positions and other economic or voting interests; a representation that the stockholder is the holder of voting stock of the Corporation, is entitled to vote at such meeting and intends to appear in person or by proxy to present the proposal at such meeting; a representation as to whether such stockholder intends to deliver a proxy statement regarding such proposal to be presented to the other stockholders of the Corporation; and a detailed description of any material interest of such stockholder in the proposal. If the Board of Directors, after affording the stockholder a reasonable opportunity to cure any deficiency which the Board of Directors identifies in the original notice, determines that notice of a proposal was not effected in accordance with the foregoing procedure, then such proposal shall not be eligible for consideration at the meeting and such determination shall be conclusive and binding upon the Corporation and its stockholders.

ARTICLE 2

DIRECTORS

Section 2.01. Number and Term of Office. The number of directors of the Corporation shall be fixed by the Board of Directors but in no event shall be less than three, or more than nine. If no number is fixed by the Board, the number of directors shall be three. Directors shall hold office as provided in Article Eighth of the Company’s Certificate of Incorporation.

Section 2.02. Nominations of Directors. Nominations for election to the Board of Directors may be made by stockholders entitled to vote for the election of Directors only in the manner specified in this Section. All nominations for election to the Board of Directors, whether or not the proposed nomination is to be included in the Corporation’s proxy statement, shall be made in accordance with this Section 2.02. Stockholders may submit nominations for consideration by a committee appointed by the Board of Directors for that purpose. A nomination proposed to be made at an annual meeting shall be submitted in writing to the Secretary of the Corporation no later than the last day of the fiscal year prior to the annual meeting at which such nomination is intended to be considered; provided, however, that if the date of an annual meeting is after September 30 of any year, the proposal will not be required to be submitted in writing to the Secretary of the Corporation more than one-hundred twenty (120) days in advance of such annual meeting. In order to nominate one or more persons for election as a director at an annual meeting, a stockholder must comply with the requirement to provide notice, in writing, to the Secretary of the Corporation as provided in this Section 2.02, and no action of the Corporation shall be deemed to satisfy this requirement for any stockholder or nomination. Nominations may be made at any meeting of stockholders called for the purpose of election of Directors other than an annual meeting only upon written notice of the stockholder’s intent to make such nominations at the meeting delivered to the Secretary of the Corporation at least sixty (60) days prior to the date of such meeting; provided, however, that if the date of such meeting is first publicly announced or disclosed (in a public filing or otherwise) less than seventy (70) days prior to the date of such meeting, such prior notice shall be given not more than ten (10) days after such date is first so announced or disclosed. Such nominations and written notice of any nominations by stockholders under this Section 2.02 shall contain the following information:

(a)         name, residence and business address of the nominating stockholder;

(b)         a representation that the stockholder is a record holder or beneficial owner of the Corporation’s voting shares and a statement of the number of such shares and any other ownership interests, including derivates, hedged positions and other economic or voting interests in the Corporation;

(c)         a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the individuals specified in the notice, if the nominations are to be made at a meeting of stockholders;

(d)         a representation as to whether the stockholder intends to deliver a proxy statement to the other stockholders of the Corporation;

(e)         information regarding each nominee such as would be required to be included in a proxy statement;

(f)         a description of all arrangements or understandings between and among the stockholder and each and every nominee;

(g)         a representation by each nominee providing that such nominee does not and will not have any undisclosed voting commitments or other arrangements with respect to such nominee’s actions as a director;

(h)         a representation of the nominee providing information regarding any criminal convictions and securities injunctions (whether issued in connection with an SEC action or a private action) involving the nominee or any affiliates of the nominee; and

(i)         the written consent of each nominee to serve as a Director, if elected.

The person presiding at the meeting shall determine whether any nomination is made according to these procedures and should be accepted. Such decision shall be deemed conclusive and binding on all stockholders of the Corporation.

Section 2.03. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, to the President, or to the Secretary. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any vacancy in the Board of Directors, resulting from death, resignation, increase in the authorized number of directors or otherwise, may be filled for the unexpired term by a majority vote of the remaining directors in office, though less than a quorum. If the board of Directors has not acted to fill a vacancy within 60 days of its occurrence, the Secretary of the Corporation shall call a special meeting of stockholders for the purpose of filling such vacancy.

Section 2.04. Annual Meeting. Immediately after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where such election of directors was held. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time and place which shall be specified in a a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 2.05. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 2.06. Special Meetings. Special meetings of the Board of Directors may be called by the President, by a Vice President, or by two or more of the directors, and shall be held at such time and place a shall be designated in the call for the meeting.

Notice of each special meeting shall be given by mail, telegram, telephone, or orally, by or at the direction of the person or persons authorized to call such meeting, to each director, at least one day prior to the day named for the meeting.

Section 2.07. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, if one has been selected and is present, and, if not, the President, or in the absence of the Chairman of the Board and the President, A Vice President, or in the absence of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by a majority of the directors present. The Secretary, or in his absence, a person appointed by the Chairman, shall act as Secretary.

Section 2.08. Quorum; Voting. A majority of the directors in office shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 2.09. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 2.010. Compensation of Directors. Each director shall be entitled to receive such compensation, if any, as may from time to time be fixed by the Board. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of each meeting of the Board or any such committee.

ARTICLE 3

OFFICERS

Section 3.01. Number. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and may include a Chairman of the Board and one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may from time to time determine.

Section 3.02. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at its annual meeting, but the Board may elect officers or fill vacancies among the officers at any other meeting. Subject to earlier termination of office, each officer shall hold office for one year and until his successor shall have been elected and qualified.

Section 3.03. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.04. Removal. Any officer elected by the Board of Directors may be removed at any time by the vote of a majority of the Board of Directors.

Section 3.05. Chairman of the Board. If there is a Chairman of the Board he shall preside at the meetings of the Board. Such Chairman shall also perform such other duties as may be specified by the Board from time to time and as do not conflict with the duties of the President.

Section 3.06. The President. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. He shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board, except in cases where the signing and execution thereof shall be delegated by the Board to some other officer or agent of the Corporation; and, in general, he shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board.

Section 3.07. The Vice Presidents. In the absence or disability of the President or when so directed by the President, any Vice President designated by the Board of Directors may perform all the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice President shall act as a member of or as Chairman of any special committee of which the President is a member or chairman by designation or ex-officio, except when designated by the Board. The Vice Presidents shall perform such other duties as from time to time may be assigned to them respectively by the Board or the President.

Section 3.08. The Secretary. The Secretary shall record all the votes of the stockholders and of the directors and the minutes of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose; he shall see that notices of meetings of the stockholders and the Board are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board or the President.

Section 3.09. Assistant Secretaries. In the absence or disability of the Secretary or when so directed by the Secretary, any Assistant Secretary may perform all the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President, or the Secretary.

Section 3.010. The Treasurer. The Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board or the President.

Section 3.011. Assistant Treasurers. In the absence or disability of the Treasurer or when so directed by the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President or the Treasurer.

Section 3.012. Compensation of Officers and Others. The compensation of all officers shall be fixed from time to time by the Board of Directors, or any committee or officer authorized by the Board so to do. No officer shall be precluded from receiving such compensation by reason of the fact he is also a director of the Corporation.

ARTICLE 4

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 4.01. Indemnification. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against expenses (including attorney’s fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding to the full extent permissible under Delaware law as it presently exists or may hereafter be amended. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if so ordered by a court of competent jurisdiction.

Section 4.02. Advances. Any person claiming indemnification within the scope of Section 4.01 shall be entitled to advances from the Corporation for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law.

Section 4.03. Procedure. On the request of any person requesting indemnification under Section 4.01, the Board of Directors or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the Board or committee so directs or if the Board or committee is not empowered by statute to make such determination.

Section 4.04. Other Rights. The indemnification and advancement of expenses provided by this Article 4 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 4.05. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these By-laws.

Section 4.06. Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article 4 shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article 4 shall alter, to the detriment of such director or officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

ARTICLE 5

STOCK CERTIFICATES; TRANSFERS

Section 5.01. Stock Certificates. Stock Certificates shall be issued upon the request of any stockholder and shall be signed by the President and the Chairman of the Board or by the President or a Vice President and by the Secretary, the Treasurer, or an Assistant Secretary or an Assistant Treasurer of the Corporation, but, to the extent permitted by law, such signatures may be facsimiles, engraved or printed.

Section 5.02. Transfer of Stocks. Transfers of stock shall be made only on the books of the Corporation by the owner thereof or by his attorney thereunto authorized.

Section 5.03. Closing of Transfer Books. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or other distribution or the date for any allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, which shall not be more than sixty or less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise the rights in respect of any change or conversion or exchange of capital stock, or to give any consent of stockholders for any purpose, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 5.04. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of stock, and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 5.05. Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the Board of Directors so determines, maintain, in the State of Delaware, or any other state of the United States, one or more transfer offices or agencies, each in charge of a Transfer Agent designated by the Board, where the stock of the Corporation shall be transferable. If the Corporation maintains one or more such transfer offices or agencies, it also may, if and whenever the Board of Directors so determines, maintain one or more registry offices each in charge of a Registrar designated by the Board, where such stock shall be registered. No certificates for stock of the Corporation in respect of which a Transfer Agent shall have been designated shall be valid unless countersigned by such Transfer Agent, and no certificates for stock of the Corporation in respect of which both a Transfer Agent and a Registrar shall have been designated shall be valid unless countersigned by such Transfer Agent and registered by such Registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

Section 5.06. Lost, Destroyed and Mutilated Certificates. The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issue of new stock certificates in lieu of stock certificates lost, destroyed or mutilated, upon such terms and conditions as the Board may direct.

ARTICLE 6

AMENDMENTS

Section 6.01. By Stockholders or Directors. These Bylaws may be amended or repealed at any regular meeting of the stockholders or directors, or at any special meeting thereof if notice of such amendment or repeal be contained in the notice of such special meeting; provided that Section 2.01 and this Section 6.01 of these Bylaws may only be amended by (i) the directors of the Corporation or (ii) by the affirmative vote of the holders of shares entitled to cast at least two-thirds of the votes represented by the shares of all classes of stock of the Corporation entitled to vote generally in elections of directors, considered for purposes of this Section 6.01 as one class.